UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2019

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ivan Allen Jr. Blvd. NW, #875 Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 607-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IGMBD	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of 10% Unsecured Convertible Notes and Warrants

On November 19, 2019, Clinigence Holdings, Inc. (the “Company”) entered into private placement subscription agreements (each, a “Subscription Agreement”) with several accredited investors (the “Investors”), pursuant to which the Company agreed to sell an aggregate principal amount of $ 2,275,000 of (1) 10% interest-bearing, unsecured convertible promissory notes, which are convertible, at any time at the discretion of the Investors, into shares of the Company’s Common Stock at a conversion price of $5.56 per share (the “Convertible Notes”) and (2) warrants to purchase up to 255,813 warrants at the exercise price of $5.56 per share (each, a “Warrant” and, collectively, the “Warrants”). The Warrants are exercisable at any time on or before October 31, 2025 at the election of the holders thereof. Some of the investors are existing holders of equity and/or affiliates of the Company. In addition, 204,651 Warrants were issued to Emerson Equity LLC, the placement agent, at an exercise price of $5.56 per share.

The Convertible Notes mature on October 31, 2020, unless accelerated due to an event of default. The Convertible Notes contain standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Convertible Notes, the breach of any material representation or warranty contain therein or the bankruptcy or insolvency of the Company. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 15% per annum) and other amounts owing in respect thereof to the date of acceleration shall become, at the Investors’ election, immediately due and payable in cash.

The Convertible Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of such Warrants (the “Underlying Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold to accredited investors in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act. The Convertible Notes, Warrants and Underlying Securities may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summaries of the form of Subscription Agreement, the form of Convertible Note and the form of Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of the Subscription Agreement, the form of Convertible Note and the form of Warrant, which are included as Exhibits 10.1,10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated as of November 19, 2019
10.2	Form of 10% Convertible Promissory Note, dated as of November 19, 2019
10.3	Form of Warrant, dated as of November 19, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Clinigene Holdings, Inc.

Date: November 22, 2019	By:	/s/ Elisa Luqman
Elisa Luqman
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated as of November 19, 2019
10.2	Form of 10% Convertible Promissory Note, dated as of November 19, 2019
10.3	Form of Warrant, dated as of November 19, 2019

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